Exhibit 99.1

Mimecast Acquires MessageControl

Acquisition Bolsters Machine Learning and Graph Technology to Increase Efficacy in the Fight

Against Advanced Phishing and Impersonation Attacks

Lexington, MA – July 30, 2020 – Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced it has acquired eTorch Inc. (d/b/a MessageControl), a messaging security provider with solutions designed to help stop social engineering and human identity attacks with the use of machine learning technology. The acquisition of MessageControl strengthens Mimecast’s Email Security 3.0 strategy that is designed to improve cybersecurity at the email perimeter, inside the organization and beyond the perimeter. The powerful combination of Mimecast and MessageControl is engineered to provide customers using productivity apps, such as Microsoft 365®, even stronger protection against advanced phishing and impersonation attacks. Additionally, it is designed to prevent the inadvertent loss of sensitive and confidential data, while also serving as an additional sensor to further enrich Mimecast’s threat intelligence.

The addition of MessageControl brings the following key capabilities:

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Machine learning identification of anomalous behaviors. MessageControl’s graph technology is engineered to inspect email attributes and content and then apply machine learning to build a library of known and unknown patterns for an individual user. The technology is designed to get smarter over time and has the ability to make real time decisions on 1 billion plus unique user behavior data points.

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Contextual, real-time warnings in email. MessageControl empowers employees to help make better choices by providing them with more intelligent, contextual, and dynamic warnings of potentially untrusted senders or content into emails

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The ability to prevent misaddressed email data leaks. Leveraging the graph technology, MessageControl is built to notify employees before they accidentally send information to the wrong recipients by using historical sending patterns to predict future anomalies.

“The first half of 2020 has been unlike anything we’ve experienced before. It’s becoming increasingly clear that better innovation is required to protect against the latest weaponized and unweaponized attacks,” said Peter Bauer, chief executive officer at Mimecast. “MessageControl is a natural complement to Mimecast’s suite of cyber resilience solutions – from email and web security through brand protection, security awareness training, and data protection. Its artificial intelligence and machine learning capabilities will offer additional layers of defense by evolving and ‘learning’ the customer environment and user behaviors over time. We believe this acquisition allows Mimecast to continue to evolve our Email Security 3.0 strategy and provide the best protection for productivity cloud applications like Microsoft 365.”

Recent research from Mimecast found that impersonation fraud, phishing, and internal threats or data leaks are all on the rise – with IT and security leaders responding that they’ve seen the volume of each increase (60%, 58% and 43% respectively) over the last year. MessageControl’s innovative machine learning is engineered to reveal the hidden risks of email communications by inserting real-time warnings into anomalous emails to help prevent advanced phishing and impersonation attacks.

“Mimecast’s portfolio of solutions offers MessageControl the opportunity to expand its reach to protect even more organizations against the advanced threats plaguing the market today,” said Paul Everton, founder and chief technology officer, MessageControl. “We’re excited to join the Mimecast team as we continue on our mission to stop social engineering and human identity attacks.”

Financial Impact

The acquisition of MessageControl is not expected to have a material financial impact to Mimecast’s Fiscal 2021 Revenue or Adjusted EBITDA.

Mimecast: Relentless Protection. Resilient World.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. Learn more about us at www.mimecast.com.

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Press Contact

Alison Raymond Walsh

Press@Mimecast.com

617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074

Mimecast is either a registered trademark or trademark of Mimecast Services Limited in the United States and/or other countries.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to the complementary nature and effectiveness of MessageControl’s solutions, the ability to integrate MessageControl’s technology into Mimecast’s solutions, the future financial impact of the acquisition, including but not limited to the disclosure in “Financial Impact” above, expenses associated with the transaction and future projected revenue from MessageControl’s solution offering, and the overall impact of the acquisition of MessageControl on Mimecast’s business and operations, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.